EXHIBIT 23.3

[LETTERHEAD OF DAVIS POLK & WARDWELL]

July 8, 2005

AU Optronics Corp

1 Li-Hsin Road 2

Hsinchu Science Park

Hsinchu, Taiwan

Republic of China

Ladies and Gentlemen:

Re: AU Optronics Corp .

We are acting as United States counsel to AU Optronics Corp. (the “Company”) in connection with the Registration Statement on Form F-3 (the “Registration Statement”) filed with the United States Securities and Exchange Commission by the Company for the purpose of registering under the United States Securities Act of 1933, as amended, up to 33,000,000 of the Company’s American Depositary Shares representing 330,000,000 of the Company’s common shares of NT$10 par value each.

We hereby consent to the use of our name under the captions “Taxation” and “Legal Matters” in the prospectus included in the Registration Statement and to the filing, as an exhibit to the Registration Statement, of this consent.

In giving such consent we do not admit that we come within the category of persons whose consent is required under Section 7 of the United States Securities Act of 1933, as amended.

Very truly yours,

/s/    Davis Polk & Wardwell